UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2014

Aradigm Corporation

(Exact Name of Registrant as Specified in its Charter)

California	000-28402	94-3133088
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3929 Point Eden Way, Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 265-9000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 23, 2013, Aradigm Corporation (the “Corporation”), filed with the Secretary of State of California an amendment (the “Amendment”) to the Corporation’s Amended and Restated Articles of Incorporation (the “Amended and Restated Articles”). The Corporation’s board of directors and shareholders previously approved the Amendment on July 15, 2013. On February 3, 2014, the Corporation filed a Certificate of Correction with the Secretary of State of California to correct an error in the Amendment. The Certificate of Correction replaced the second sentence of the first paragraph of Article III of the Amended and Restated Articles in order to correct the total number of shares the Corporation is authorized to issue as previously approved by the Corporation’s board of directors and shareholders.

The Amendment amends the Amended and Restated Articles to increase the number of authorized shares of the Corporation to 1,006,830,627 shares. The Amendment and the Certificate of Correction are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Correction to the Amendment to the Amended and Restated Articles of Incorporation of Aradigm Corporation, as amended.

3.2	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Aradigm Corporation, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION

Date: February 3, 2014	By:	/s/ Nancy Pecota
Name: Nancy Pecota
Title: Vice President, Finance and Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Correction to the Amendment to the Amended and Restated Articles of Incorporation of Aradigm Corporation, as amended.

3.2	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Aradigm Corporation, as amended.